UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 15, 2013

DEL TORO SILVER CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52499	98-0515290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 North Carson Street, Carson City, Nevada 89701
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	775.782.3999

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 15, 2013, Del Toro Silver Corp. signed a Joint Venture Partnership Terms Agreement with Noble Mining Inc. with respect to the acquisition of a toll milling facility in the western United States.

Pursuant to the terms agreement, Noble Mining will provide financing of up to $6,000,000 for the acquisition, development, permitting and operating capital for the toll milling partnership. Del Toro will be responsible for securing and delivering the toll milling facility through the necessary permitting requirements in order to process ore, locating mining customers that will contract with the toll mill to process ore, and managing day to day operations of the toll mill.

Once both parties have successfully executed their respective roles and responsibilities, Noble Mining and Del Toro will share ownership and profits from the toll mill in a 50/50 split. Noble Mining and Del Toro will also partner together with respect to the acquisition of mines that they become aware of through servicing the toll mill customers.

The Joint Venture Partnership Terms Agreement will terminate 180 days from March 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TORO SILVER CORP.

/s/ Greg Painter
Greg Painter
President, Chief Executive Officer, Secretary, Treasurer and Director
Date:	March 20, 2013